UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MODERN MINING TECHNOLOGY CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-1755335
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1055 West Georgia Street, Suite 1500 Vancouver, British Columbia, Canada	V6E 4N7
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange of which each class is to be registered
Common Shares, without par value	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☑

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 024-12671

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Common Shares, without par value (the “Shares”), of Modern Mining Technology Corp. (the “Registrant”) to be registered hereunder, reference is made to the information set forth under the heading “Description of Share Capital and Articles of Incorporation” in the Registrant’s offering circular that constitutes a part of the Registrant’s offering statement on Form 1-A, as amended (File No. 024-12671), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which information is hereby incorporated by reference. The description of the Shares included in any form of prospectus or offering circular subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act or Rule 253(g) of Regulation A shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 5, 2026	MODERN MINING TECHNOLOGY CORP.

	By:	/s/ Austin Thornberry
	Name:	Austin Thornberry
	Title:	Chief Financial Officer

2